Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Fourth Quarter and

Fiscal Year 2019 Financial Results

Irvine, CA. November 6, 2019 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a fast-growing technology-enabled Japanese restaurant concept, today reported fiscal fourth quarter and fiscal year 2019 financial results for the periods ending August 31, 2019.

Fiscal Fourth Quarter 2019 Highlights

➣	Total sales increased 28% to $18.8 million compared to the fourth quarter of 2018;

➣	Comparable restaurant sales growth of 9.4%;

➣	Net income was $0.9 million, or $0.15 per diluted share, compared to $1.0 million, or $0.20 per diluted share, in the fourth quarter of 2018;

➣	Adjusted EBITDA* increased to $2.2 million, compared to $2.1 million in the fourth quarter of 2018; and

➣	Two restaurants opened during the fourth quarter of 2019.

* Adjusted EBITDA is a non-GAAP measure and defined below under “Key Financial Definitions”. Please see the reconciliation of non-GAAP measures accompanying this release. See also “non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “During the fourth quarter, our strong top line performance was driven by our six new restaurants opened in 2019 as well as 9.4% comparable restaurant sales growth. We were pleased to extend our track record of comparable sales growth to 11 of the last 12 quarters. We believe this track record is evidence that our unique brand, focused on offering authentic high-quality Japanese cuisine at accessible price points in an upbeat and innovative atmosphere, is resonating with consumers.”

Uba continued, “We believe that our recent successful initial public offering has provided us with the financial flexibility and improved capital structure necessary to execute our growth strategy in 2020 and the years to come. Our team is excited to bring the “Kura Experience” to even more consumers as we open innovative technology-enabled restaurants in both new and existing markets, and in the process, create long-term value for our shareholders.”

Initial Public Offering

On July 31, 2019, the Company completed the initial public offering of its Class A common stock at a public offering price of $14.00 per share. The Company issued 3,335,000 shares, including 435,000 shares sold to the underwriters pursuant to their over-allotment option. After underwriter discounts and commissions and offering expenses, net proceeds from the offering were approximately $39 million. A portion of the proceeds have been used to repay all outstanding indebtedness of approximately $3.1 million under the Company’s existing term loans. The remainder of the net proceeds will be used for working capital, to fund new unit growth, and for other general corporate purposes.

Review of Fourth Quarter 2019 Financial Results

Total sales increased 28% to $18.8 million compared to $14.6 million in the fourth quarter of 2018. Comparable restaurant sales increased 9.4% for fourth quarter of 2019, resulting in an 11.3% increase on a two-year basis. This increase was driven by increases in both average check and traffic.

Operating income was $1.0 million compared to $1.1 million in the fourth quarter of 2018.

Net income was $0.9 million, or $0.15 per diluted share, compared to $1.0 million in the fourth quarter of 2018, or $0.20 per diluted share.

Adjusted net income* was $1.0 million, or $0.15 per diluted share, compared to $1.1 million in the fourth quarter of 2018, or $0.23 per diluted share. Adjusted net income in the fourth quarter of 2019 included a $75 thousand expense related to a legal settlement and adjusted net income in the fourth quarter of 2018 included $0.2 million in asset disposals, closure costs and restaurant impairments.

Restaurant-level contribution* was $4.1 million compared to $3.6 million in the fourth quarter of 2018. As a percentage of restaurant sales, restaurant-level contribution margin decreased 280 basis points year-over-year to 21.6%. The decrease was primarily due to increases in occupancy and other costs.

Adjusted EBITDA* increased to $2.2 million compared to $2.1 million in the fourth quarter of 2018.

Review of Full Year 2019 Financial Results

Total sales increased 24% to $64.2 million compared to $51.7 million in the full year of 2018. Comparable restaurant sales increased 6.2% for the full year of 2019 driven by increases in both average check and traffic.

Operating income was $1.7 million compared to $1.9 million in the full year of 2018.

Net income was $1.5 million, or $0.26 per diluted share, compared to $1.7 million, or $0.34 per diluted share in the full year of 2018.

Adjusted net income* was $1.5 million, or $0.27 per diluted share, compared to $1.7 million in the full year of 2018, or $0.33 per diluted share. Adjusted net income in the full year of 2019 included a $75 thousand expense related to a legal settlement and adjusted net income in the full year of 2018 included $0.2 million in asset disposals, closure costs and restaurant impairments and $0.2 million income tax benefit related to the Tax Cuts and Jobs Act.

Restaurant-level contribution* was $12.9 million compared to $10.4 million in the full year of 2018. As a percentage of restaurant sales, restaurant-level contribution margin was flat year-over-year at 20.1%.

Adjusted EBITDA* was $5.8 million compared to $4.5 million in the full year of 2018.

Average unit volumes were $3.5 million in the full year of both 2019 and 2018.

Restaurant Development

During the fourth quarter of 2019, two new restaurants were opened; one in Las Vegas, NV and one in Garden Grove, CA. The Company opened six new restaurants during fiscal 2019, bringing the total restaurant count to 23 as of August 31, 2019.

Fiscal Year 2020 Outlook

For the full fiscal year of 2020, the Company currently expects the following annual assumptions:

➣	Total sales between $84 million and $87 million;

➣	Comparable restaurant sales growth between 2% and 4%;

➣	Restaurant-level contribution* margin between 20.5% and 21.5%;

➣	Adjusted EBITDA* margin between 9% and 10%; and

➣	6 new restaurants.

*Restaurant-level contribution and adjusted EBITDA are non-GAAP measures and defined below under “Key Financial Definitions”. See also “non-GAAP Financial Measures” below.

The Company has not reconciled guidance for restaurant-level contribution and adjusted EBITDA to the corresponding GAAP financial measure because the Company does not provide guidance for the various reconciling items. The Company is unable to provide guidance for these reconciling items because it cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer; and Koji Shinohara, Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 631-891-4304. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 10007845. The replay will be available until Wednesday, November 13, 2019. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 23 locations in five states. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 400 restaurants and 35 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income, a non-GAAP measure, represents net income plus certain adjustments including but not limited to, restaurant closure charges, impairment of long-lived assets, expenses related to a legal settlement and the impact of the Tax Cuts and Jobs Act, that the Company believes are not indicative of its core operating results. Adjusted diluted income per share represent adjusted net income divided by the number of diluted shares.

Restaurant-level Contribution, a non-GAAP measure, is defined as operating income plus depreciation and amortization, stock-based compensation expense, pre-opening rent expense, pre-opening costs, non-cash rent expense and asset disposals, closure costs and restaurant impairments, general and administrative expenses, less corporate-level stock-based compensation expense. Restaurant-level contribution margin is defined as restaurant-level contribution divided by sales.

EBITDA, a non-GAAP measure, is defined as net income before interest, income taxes and depreciation and amortization.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, pre-opening rent expense, pre-opening costs, non-cash rent expense, asset disposals, closure costs and restaurant impairments, as well as certain items that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Average Unit Volumes (“AUVs”) consist of the average annual sales of all restaurants that have been open for 18 months or longer at the end of the fiscal year presented. AUVs are calculated by dividing (x) annual sales for the fiscal year presented for all such restaurants by (y) the total number of restaurants in that base. The Company makes fractional adjustments to sales for restaurants that were not open for the entire fiscal year presented (e.g., a restaurant is closed for renovation) to annualize sales for such period of time.

Comparable Restaurant Sales Growth refers to the change in year-over-year sales for the comparable restaurant base. The Company include restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period. Growth in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), certain financial measures, such as adjusted net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level contribution and restaurant-level Contribution margin (“Non-GAAP measures”) are not recognized under GAAP. These Non-GAAP measures are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these Non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. Additionally, the Company presents restaurant-level contribution because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level contribution to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these Non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level contribution and restaurant-level contribution margin are financial measures which are not indicative of overall results for the Company, and restaurant-level contribution and restaurant-level contribution margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. In addition, you should be aware when evaluating these Non-GAAP measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these Non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these Non-GAAP measures in the same fashion. Because of these limitations, these Non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on our GAAP results and using these Non-GAAP measures on a supplemental basis.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: our ability to successfully maintain increases in our comparable restaurant sales and AUVs; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Alexis Tessier or Fitzhugh Taylor

(657) 333-4100

investor@kurausa.com

Kura Sushi USA, Inc.

Condensed Statements of Operations

(in thousands, except income per share amounts; unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
Sales	$18,753	$14,645	$64,245	$51,744
Restaurant operating costs:
Food and beverage costs	6,168	4,822	21,048	17,594
Labor and related costs	5,656	4,283	19,942	15,994
Occupancy and related expenses	1,301	683	4,593	3,013
Depreciation and amortization expenses	598	491	2,055	1,624
Other costs	1,986	1,493	7,088	5,404

Total restaurant operating costs	15,709	11,772	54,726	43,629

General and administrative expenses	2,049	1,527	7,748	5,965
Depreciation and amortization expenses	30	14	110	51
Impairment of long-lived asset	—	236	—	236

Total operating expenses	17,788	13,549	62,584	49,881

Operating income	965	1,096	1,661	1,863
Other expense (income):
Interest expense	62	31	188	128
Interest income	(40)	(6)	(51)	(12)

Income before income taxes	943	1,071	1,524	1,747

Income tax expense	27	91	68	5

Net income	$916	$980	$1,456	$1,742

Income per Class A and Class B common share
Basic	$0.15	$0.20	$0.28	$0.35

Diluted	$0.15	$0.20	$0.26	$0.34

Weighted average Class A and Class B shares outstanding
Basic	6,124	5,000	5,283	5,000

Diluted	6,277	5,000	5,512	5,050

Kura Sushi USA, Inc

Selected Balance Sheet Data and Selected Operating Data

(in thousands; except restaurants and percentages; unaudited)

	As of August 31,
	2019	2018
Selected Balance Sheet Data:
Cash and cash equivalents	$38,044	$5,711
Total assets	$76,410	$32,069
Total liabilities	$14,138	$10,564
Total stockholder’s equity	$62,272	$21,505

	Three Months Ended		Fiscal Year Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
Selected Operating Data:
Restaurants at the end of period	23	17	23	17
Average unit volumes	N/A	N/A	$3,498	$3,457
Comparable restaurant sales growth	9.4%	1.9%	6.2%	2.9%
EBITDA	$1,593	$1,601	$3,826	$3,538
Adjusted EBITDA	$2,177	$2,134	$5,782	$4,506
as a percentage of sales	11.6%	14.6%	9.0%	8.7%
Operating income	$965	$1,096	$1,661	$1,863
Operating profit margin	5.1%	7.5%	2.6%	3.6%
Restaurant-level contribution	$4,055	$3,570	12,945	$10,380
Restaurant-level contribution margin	21.6%	24.4%	20.1%	20.1%

Reconciliation of GAAP Net Income and Diluted Income Per Share to

Adjusted Net Income and Adjusted Diluted Income Per Share

(in thousands, except income per share amounts; unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
Net income	$916	$980	$1,456	$1,742
Asset disposals, closure costs and restaurant impairments(5)	—	236	—	236
Other(6)	75	—	75	—
Income tax adjustments (7)	(20)	(79)	(20)	(299)

Adjusted net income	$971	$1,137	$1,511	$1,679

Diluted income per Class A and Class B share	$0.15	$0.20	$0.26	$0.34

Adjusted diluted income per Class A and Class B share	$0.15	$0.23	$0.27	$0.33

Diluted weighted average Class A and Class B shares outstanding	6,277	5,000	5,512	5,050

Adjusted diluted weighted average Class A and Class B shares outstanding	6,277	5,000	5,512	5,050

Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
Net income	$916	$980	$1,456	$1,742
Interest expense, net	22	25	137	116
Taxes	27	91	68	5
Depreciation and amortization	628	505	2,165	1,675

EBITDA	1,593	1,601	3,826	3,538
Stock-based compensation expense(1)	114	105	590	105
Pre-opening rent expense(2)	137	60	556	197
Pre-opening costs(3)	121	1	273	77
Non-cash rent expense(4)	137	131	462	353
Asset disposals, closure costs and restaurant impairments(5)	—	236	—	236
Other(6)	75	—	75	—

Adjusted EBITDA	$2,177	$2,134	$5,782	$4,506

Reconciliation of GAAP Operating Income to Restaurant-level Contribution

(in thousands; unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
Operating income	$965	$1,096	$1,661	$1,863
Depreciation and amortization	628	505	2,165	1,675
Stock-based compensation expense(1)	114	105	590	105
Pre-opening rent expense(2)	137	60	556	197
Pre-opening costs(3)	121	1	273	77
Non-cash rent expense(4)	137	131	462	353
Asset disposals, closure costs and restaurant impairments(5)	—	236	—	236
General and administrative expenses	2,049	1,527	7,748	5,965
Corporate-level stock-based compensation included in G&A	(96)	(91)	(510)	(91)

Restaurant-level contribution	$4,055	$3,570	$12,945	$10,380

(1)

Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs in the statements of operations and of corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.

(2)	Pre-opening rent expense includes rent expenses incurred between date of possession and opening of our restaurants.
(3)	Pre-opening costs represent labor costs for new employees (trainees) and includes hourly wages, payroll taxes and benefits, travel expenses for trainees and trainers and recruitment fees.
(4)	Non-cash rent expense includes rent expense after the opening of our restaurants that did not require cash outlay in the respective periods.
(5)	Asset disposals, closure costs and restaurant impairments include losses incurred due to impairment of property and equipment.
(6)	Other adjustments include a $75 thousand expense related to a legal settlement.
(7)	Income tax adjustments include the impact of the adjustments in (5) and (6); fiscal year 2018 also includes a $220 thousand income tax benefit related to the Tax Cuts and Jobs Act.